Exhibit 10.1

Execution Copy

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of July 2, 2010 by and between BEACON POWER CORPORATION, a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”).  Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to Twenty Five Million Dollars ($25,000,000) of the Company’s common stock, par value $.01 per share (the “Common Stock”).  The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.             PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Buyer, and the Buyer has the obligation to purchase from the Company, Purchase Shares as follows:

(a)           Initial Purchase; Commencement of Additional Purchases of Common Stock.  Following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 6 and 7 below (the date of satisfaction of such conditions, the “Commencement Date”), the Buyer shall purchase from the Company 1,543,210 Purchase Shares and upon receipt of such Purchase Shares pay to the Company as the purchase price therefor, via wire transfer, Five Hundred Thousand Dollars ($500,000) (such purchase the “Initial Purchase” and such Purchase Shares are referred to herein as “Initial Purchase Shares”).  Upon issuance and payment therefor as provided herein, such Initial Purchase Shares shall be validly issued and are fully paid and non-assessable.  The Initial Purchase Shares shall be issued without any restrictive legend.  Thereafter, the purchase and sale of Purchase Shares hereunder shall occur from time to time upon written notices by the Company to the Buyer on the terms and conditions as set forth herein.

(b)           The Company’s Right to Require Purchases.  Subject to the terms and conditions set forth in this Agreement, on any given Business Day after the Commencement Date, the Company shall have the right but not the obligation to direct the Buyer by its delivery to the Buyer of a Purchase Notice from time to time, and the Buyer shall thereupon have the obligation, to buy up to 400,000 Purchase Shares per Business Day (each such purchase, a “Purchase”) at the Purchase Price on the Purchase Date. The Company and the Buyer may mutually agree to increase the number of shares that can be sold per Business Day to as much as an additional 1,000,000 shares per Business Day.  The Company may deliver multiple Purchase Notices to the Buyer from time to time so long as the most recent Purchase has been completed.  Share amounts subject to purchase under this Section 1(b) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(c)           Payment for Purchase Shares.  In connection with any Purchase, the Buyer shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Buyer receives such Purchase Shares if they are received by the Buyer before 1:00 p.m. eastern time or if received by the Buyer after 1:00 p.m. eastern time, the next Business Day.  All payments made under this Agreement shall be made in lawful money of the United States of America via wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement.  Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(d)           Purchase Price Floor.  The Company and the Buyer shall not effect any sales under this Agreement on any Purchase Date where the Closing Sale Price is less than the Floor Price.  “Floor Price” means $0.25, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(e)           Records of Purchases.  The Buyer and the Company shall each maintain records showing the remaining Available Amount at any give time and the dates and Purchase Amounts for each purchase or shall use such other method, reasonably satisfactory to the Buyer and the Company.

(f)            Taxes.  The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under this Agreement.

(g)           Compliance with Principal Market Rules.  Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 1(d), unless and until such time as the shareholders of the Company approve the transaction contemplated by this Agreement, no Purchases shall be made under Section 1(b) of this Agreement unless the Purchase Price thereunder equals or exceeds the Base Price.  The “Base Price” is a price per share of $0.34, equal to (x) the Signing Market Price plus (y) $0.03, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.  “Signing Market Price” shall mean $0.31, the last consolidated closing bid price of the Common Stock on the Principal Market immediately preceding the date of this Agreement.  The Company hereby represents and warrants to the Buyer that the book value per share of Common Stock as of the date hereof is less than the Signing Market Price.  The Company shall not be required or permitted to issue any shares of Common Stock under this Agreement if such issuance would breach the Company’s obligations under the rules or regulations of the Principal Market.

2.             BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)           Investment Purpose.  The Buyer is entering into this Agreement and acquiring the Purchase Shares and the Commitment Shares (as defined in Section 4(e) hereof) (this Agreement, the Purchase Shares and the Commitment Shares are collectively referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b)           Accredited Investor Status.  The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)           Intentionally Omitted.

(d)           Information.  The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof).  The Buyer understands that its investment in the Securities involves a high degree of risk.  The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities.  Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)           No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)            Intentionally Omitted.

(g)           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h)           Residency.  The Buyer is a resident of the State of Illinois.

(i)            No Prior Short Selling.  The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of the Common Stock or (ii) hedging transaction which establishes a net short position with respect to the Common Stock.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that as of the date hereof and as of the Commencement Date:

(a)           Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b) hereof).  The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b)           Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and each of the other agreements entered into by the parties on the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The Board of Directors of the Company has approved the resolutions (the “Signing

Resolutions”) substantially in the form as set forth as Exhibit C attached hereto to authorize this Agreement and the transactions contemplated hereby.  The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect.  The Company has delivered to the Buyer a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company.  No other approvals or consents of the Company’s Board of Directors and/or shareholders are necessary under applicable laws and the Company’s Certificate of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(c)           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 400 million shares of Common Stock, of which as of the date hereof, 190,235,448 shares are issued and outstanding, 421,692 are held as treasury shares,  18,349,526 shares are reserved for future issuance pursuant to the Company’s stock option plans of which only approximately 2,278,996 shares remain available for future option grants and 66,196,416 shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the Company’s stock option plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 10 million shares of Preferred Stock, $0.01 par value, of which as of the date hereof none are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company has furnished or made available to the Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended and as in effect on the date hereof (the “By-laws”), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(d)           Issuance of Securities.  The Commitment Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Commitment Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof.

Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(e)           No Conflicts.  Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively.  Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement or as required under the 1933 Act, the rules of the Principal Market or applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.  Except as disclosed in Schedule 3(e) or as expressly contemplated herein, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.  Except as listed in Schedule 3(e), since January 1, 2009 the Company has not received nor delivered any notices or correspondence from or to the Principal Market.  The Principal Market has not commenced any delisting proceedings against the Company.

(f)            SEC Documents; Financial Statements. Except as disclosed in Schedule 3(f), since January 1, 2009, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as listed in Schedule 3(f) or routine correspondence which are available on the SEC’s Edgar database as of the date hereof, the Company has received no notices or correspondence from the SEC since January 1, 2009.  The SEC has not commenced any enforcement proceedings against the Company or any of its subsidiaries.

(g)           Absence of Certain Changes.  Except as disclosed in Schedule 3(g), since March 31, 2010, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.  The Company is financially solvent and is generally able to pay its debts as they become due.

(h)           Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.  A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, is set forth in Schedule 3(h).

(i)            Acknowledgment Regarding Buyer’s Status.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities.  The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)           Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  Except as set forth on Schedule 3(j), none of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(j), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(k)           Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)            Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(l) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(m)          Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(n)           Regulatory Permits.  The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)           Tax Status.  The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(p)           Transactions With Affiliates.  Except as set forth on Schedule 3(p) and other than in connection with the grant or exercise of stock options or the grant of restricted stock, restricted stock units or similar equity awards, in each case issued for compensatory purposes, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.

(q)           Application of Takeover Protections.  Assuming that at all times the Buyer maintains its beneficial ownership of the Common Stock, as calculated under section 13(d) of the 1934 Act and related regulations, at a level below 15%, the Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

(r)            Registration Statements.  The Shelf Registration Statements (as defined in Section 4(a) hereof) have been declared effective by the SEC, and no stop order has been issued or is pending or threatened by the SEC with respect thereto.  As of the date hereof, the Company has a maximum dollar amount certain of securities registered and unsold under the Shelf Registration Statements, in aggregate, which are in an amount not less than the sum of (i) the Available Amount and (ii) the market value of the Commitment Shares on the date hereof.

4.             COVENANTS.

(a)           Filing of Form 8-K and Registration Statement.  The Company agrees that it shall, within the time required under the 1934 Act, file a Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby.  The Company shall also file within ten (10) Business Days from the date hereof prospectus supplements to the Company’s existing shelf registration statements on Form S-3 (nos. 333-152140 and 333-161648, and together the “Shelf Registration Statements”) covering the sale of the Commitment Shares and Purchase Shares (together, the “Prospectus Supplement”) in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof (“Registration Rights Agreement”).   The Company shall use reasonable best efforts to keep the Shelf Registration Statements effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all Commitment Shares and Purchase Shares until such time as (i) it no longer qualifies to make sales under the Shelf Registration Statements or (ii) the date on which all Purchase Shares have been sold under this Agreement and no Available Amount remains thereunder.   The Shelf Registration Statements (including any amendments or supplements thereto and prospectuses or prospectus supplements, including the Prospectus Supplement, contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)           Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial sale of the Commitment Shares and any Purchase Shares to the Buyer under this Agreement and (ii) any subsequent sale of the Commitment Shares and any Purchase Shares by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer.

(c)           Listing.  The Company shall promptly secure the listing of all of the Purchase Shares and Commitment Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stock’s authorization for quotation on a Principal Market, and neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on a Principal Market; provided, that nothing in this Section 4(c) shall prevent or inhibit the Company from causing its Common Stock to be listed or quoted on a Principal Market that is different from the Principal Market on the date hereof.  The Company shall promptly, and in no event later than the following Business Day, provide to the Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d)           Limitation on Short Sales and Hedging Transactions.  The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)           Issuance of Commitment Shares.  In connection with the Commencement, the Company shall issue to the Buyer as consideration for the Buyer entering into this Agreement 3,086,420 shares of Common Stock (the “Commitment Shares”).  The Commitment Shares shall be issued without any restrictive legend.

(f)            Due Diligence.  The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours.  The Company and its officers and employees shall provide information and reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer’s due diligence of the Company, including, but not limited to, any such request made by the Buyer in connection with (i) the filing of the registration statement described in Section 4(a) hereof and (ii) the Commencement.  Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby.  Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

(g)           Ownership.  The Buyer agrees to take such action as shall be necessary at all times to maintain its beneficial ownership of the Company’s Common Stock, as calculated under section 13(d) of the 1934 Act and related regulations, at a level below 15%.   The Company will not issue and the Buyer will not purchase, any Purchase Shares which, when aggregated with all other shares of Common Stock then beneficially owned by the Buyer, would result in the beneficial ownership by the Buyer of more than 14.99% of the then issued and outstanding Common Stock.  The Buyer will, upon the reasonable request of the Company, either (i) inform the Company of the number of shares of Common Stock beneficially owned by it or (ii) confirm to the Company that its beneficial ownership (as calculated above) at the time does not exceed 10%.

5.             TRANSFER AGENT INSTRUCTIONS.

All of the Purchase Shares to be issued under this Agreement shall be issued without any restrictive legend unless the Buyer expressly consents otherwise.  The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Purchase Shares in the name of the Buyer for the Purchase Shares (the “Irrevocable Transfer Agent Instructions”).  The Company warrants to the Buyer that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to the Transfer Agent with respect to the Purchase Shares and that the Commitment Shares and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.

6.                                      CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK UNDER THIS AGREEMENT.

The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales):

(a)           The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)           No stop order with respect to the Company’s Shelf Registration Statements shall be pending or threatened by the SEC.

7.                                      CONDITIONS TO THE BUYER’S OBLIGATION TO MAKE PURCHASES OF SHARES OF COMMON STOCK.

The obligation of the Buyer to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales) and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)           The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;

(b)           The Company shall have issued to the Buyer the Commitment Shares;

(c)           The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and the Purchase Shares and the Commitment Shares shall be approved for listing upon the Principal Market;

(d)           The Buyer shall have received the opinions of the Company’s legal counsel dated as of the Commencement Date substantially in the form of Exhibit A attached hereto;

(e)           The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.  The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit B;

(f)            The Board of Directors of the Company shall have adopted resolutions substantially in the form attached hereto as Exhibit C which shall be in full force and effect without any material amendment or supplement thereto as of the Commencement Date;

(g)           Intentionally Omitted.

(h)           The Irrevocable Transfer Agent Instructions, in form acceptable to the Buyer shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent;

(i)            The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(j)            The Company shall have delivered to the Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;

(k)           The Company shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit D;

(l)            The Company’s Shelf Registration Statements shall have been declared effective under the 1933 Act by the SEC and no stop order with respect thereto shall be pending or threatened by the SEC.  The Company shall have prepared and delivered to the Buyer a final and complete form of prospectus supplement, dated and current as of the Commencement Date, to be used in connection with any sales of any Commitment Shares or any Purchase Shares, and to be filed by the Company one Business Day after the Commencement Date. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares and the Purchase Shares pursuant to this Agreement in compliance with such laws;

(m)          No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(n)           On or prior to the Commencement Date, assuming that at all times the Buyer maintains its beneficial ownership of the Common Stock, as calculated under section 13(d) of the 1934 Act and related regulations, at a level below 15%, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order to render inapplicable any control share acquisition, business combination, shareholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities; and

(o)           The Company shall have provided the Buyer with the information requested by the Buyer in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 4(f) hereof.

8.                                      INDEMNIFICATION.

In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, shareholders, officers, directors and employees and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9.             EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)           while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period;

(b)           the suspension from trading or (except as contemplated under clause (c) below) failure of the Common Stock to be listed on a Principal Market for a period of three (3) consecutive Business Days;

(c)           the delisting of the Common Stock from the Principal Market, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE Amex Equities or the OTC Bulletin Board;

(d)           the failure for any reason by the Transfer Agent to issue Purchase Shares to the Buyer within five (5) Business Days after the applicable Purchase Date which the Buyer is entitled to receive;

(e)           the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f)            if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law ;

(g)           if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, (E) becomes insolvent, or (F) is generally unable to pay its debts as the same become due; or

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary.

In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights under Section 11(k) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, or so long as the Closing Sale Price is below the Floor Price (or, to the extent applicable, the Purchase Price is below the Base Price), the Buyer shall not be obligated to purchase any shares of Common Stock under this Agreement.  If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.  No such termination of this Agreement under Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

10.          CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)           “1933 Act” means the Securities Act of 1933, as amended.

(b)           “Available Amount” means initially Twenty Five Million Dollars ($25,000,000) in the aggregate which amount shall be reduced by the Purchase Amount each time the Buyer purchases shares of Common Stock pursuant to Section 1 hereof.

(c)           “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(d)           “Business Day” means any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e)           “Closing Sale Price” means, the last closing trade price for the Common Stock on the Principal Market as reported by the Principal Market.

(f)            “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(g)           “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h)           “Maturity Date” means August 31, 2012.

(i)            “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)            “Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Bulletin Board, the New York Stock Exchange or the NYSE Amex Equities, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(k)           “Purchase Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1 hereof as set forth in a valid Purchase Notice which the Company delivers to the Buyer.

(l)            “Purchase Date” means with respect to any Purchase made hereunder, the Business Day of receipt by the Buyer of a valid Purchase Notice that the Buyer is to buy Purchase Shares pursuant to Section 1 hereof.

(m)          “Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase Shares as specified by the Company therein at the applicable Purchase Price on the Purchase Date.

(n)           “Purchase Price” means the lower of the (A) the lowest Sale Price of the Common Stock on the Purchase Date and (B) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the twelve (12) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).

(o)           “Sale Price” means, any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(p)           “SEC” means the United States Securities and Exchange Commission.

(q)           “Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

11.          MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement.  With the exception of the Mutual Nondisclosure Agreement between the parties dated as of June 28, 2010, this Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)            Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Beacon Power Corporation

65 Middlesex Road

Tyngsboro, MA 01879

Phone: 978-694-9121

Fax:     978-694-9127

Attention:  Chief Financial Officer

With a copy to:

Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199-7613
Telephone:	617-239-0100
Facsimile:	617-227-4420
Attention:	Albert L. Sokol, Esq.

If to the Buyer:

Aspire Capital Fund, LLC
155 North Wacker Drive, Suite 1600
Chicago, IL 60606
Telephone:	312-658-0400
Facsimile:	312-658-4005
Attention:	Steven G. Martin

If to the Transfer Agent:

Computershare Limited

250 Royall Street

Canton, MA 02021

Telephone:  781-575-4179

Facsimile: 781-575-2549

Attention:  Monique Hughes

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.  Any party to this Agreement may give any notice or other communication hereunder using any other means (including messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have duly given unless it actually is received by the party for whom it is intended.

(g)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation.  The Buyer may not assign its rights or obligations under this Agreement.

(h)                                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)                                     Publicity.  The Buyer shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Buyer, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Buyer in connection with any such press release or other public disclosure at least two (2) Business Days prior to its release.  The Buyer must be provided with a copy thereof at least two (2) Business Days prior to any release or use by the Company thereof.

(j)                                     Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                                  Termination.  This Agreement may be terminated only as follows:

(i)                                     By the Buyer any time an Event of Default exists without any liability or payment to the Company.  However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.  No such termination of this Agreement under this Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(ii)                                  In the event that the Commencement shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of any party to any other party under this Agreement.

(iii)                               In the event that the Commencement shall not have occurred on or before August 1, 2010, due to the failure to satisfy the conditions set forth in Sections 6 and 7 above with respect to the Commencement, the non-breaching party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party.

(iv)                              At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Buyer electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement.  The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Buyer.

(v)                                 This Agreement shall automatically terminate on the date that the Company sells and the Buyer purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(vi)                              If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 1 of this Agreement, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement. In such case, the Buyer shall be required to immediately pay to the Company a termination fee (the “Termination Fee”), equal to the number of Commitment Shares multiplied by $0.324 multiplied by Unfunded Amount Percentage (as defined below).  The Termination Fee may, at the election of the Buyer, be paid in cash or in shares of common stock valued at $0.324 per share. “Unfunded Amount Percentage” means the percentage of the Aggregate Amount that the Company did not receive from the Buyer during the term of this Agreement.

Except as set forth in Sections 11(k)(i) (in respect of an Event of Default under Sections 9(f), 9(g) and 9(h)) and 11(k)(vi), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof.  The representations and warranties of the Company and the Buyer contained in Sections 2, 3 and 5 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Section 11, shall survive the Commencement and any termination of this Agreement.  No termination of this Agreement shall affect the Company’s or the Buyer’s rights or obligations (i) under the Registration Rights Agreement which shall survive any such termination or (ii) under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(l)                                     No Financial Advisor, Placement Agent, Broker or Finder.  The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(m)                               No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)                                 Remedies, Other Obligations, Breaches and Injunctive Relief.  Each party’s remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to it under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of either party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit either party’s right to pursue actual damages for any failure by other party to comply with the terms of this Agreement.  Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy at law for any such breach may be inadequate.  Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(0)                                  Enforcement Costs.  If: (i) this Agreement is placed by the Buyer in the hands of an attorney for enforcement or is enforced by the Buyer through any legal proceeding; or (ii) an attorney is retained to represent the Buyer in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Buyer in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Buyer, as incurred by the Buyer, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(p)                                 Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*     *     *     *     *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

BEACON POWER CORPORATION

By:	/s/ James M. Spiezio
Name:	James M. Spiezio
Title:	Chief Financial Officer

BUYER:

ASPIRE CAPITAL FUND, LLC
BY: ASPIRE CAPITAL PARTNERS, LLC
BY: SGM HOLDINGS CORP.

By:	/s/ Steven G. Martin
Name:	Steven G. Martin
Title:	President

SCHEDULES

Schedule 3(a)                                                                        Subsidiaries

Schedule 3(c)                                                                        Capitalization

Schedule 3(e)                                                                        Conflicts

Schedule 3(f)                                                                          1934 Act Filings

Schedule 3(g)                                                                       Material Changes

Schedule 3(h)                                                                       Litigation

Schedule 3(j)                                                                           Intellectual Property

Schedule 3(l)                                                                           Liens

Schedule 3(p)                                                                       Certain Transactions

EXHIBITS

Exhibit A                                                                                               Form of Company Counsel Opinion

Exhibit B                                                                                                 Form of Officer’s Certificate

Exhibit C                                                                                                 Form of Resolutions of Board of Directors of the Company

Exhibit D                                                                                                Form of Secretary’s Certificate

DISCLOSURE SCHEDULES

Schedule 3(a) — Subsidiaries

Schedule 3(c) - Capitalization

Schedule 3(e) - No Conflicts

Schedule 3(f) - 1934 Act Filings

Schedule 3(g) - Absence of Certain Changes

Schedule 3(h) - Litigation

Schedule 3(j) - Intellectual Property Rights

Schedule 3(l) - Title

Schedule 3(p) - Transactions with Affiliates

EXHIBIT A

FORM OF COMPANY COUNSEL OPINION

Capitalized terms used herein but not defined herein, have the meaning set forth in the Common Stock Purchase Agreement.  Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.               The Company is a corporation existing and in good standing under the laws of the State of Delaware.  The Company is qualified to do business as a foreign corporation and is in good standing in the States of                                                     .

2.               The Company has the corporate power to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party.  The Company has the corporate power to conduct its business as, to the best of our knowledge, it is now conducted, and to own and use the properties owned and used by it.

3.               The execution, delivery and performance by the Company of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company.  The execution and delivery of the Transaction Documents by the Company, the performance of the obligations of the Company thereunder and the consummation by it of the transactions contemplated therein have been duly authorized and approved by the Company’s Board of Directors and no further consent, approval or authorization of the Company, its Board of Directors or its stockholders is required.  The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, liquidation or similar laws relating to, or affecting creditor’s rights and remedies.

4.               The execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated thereby including the offering, sale and issuance of the Commitment Shares, and the Purchase Shares in accordance with the terms and conditions of the Common Stock Purchase Agreement, and fulfillment and compliance with terms of the Transaction Documents, does not and shall not: (i) conflict with, constitute a breach of or default (or an event which, with the giving of notice or lapse of time or both, constitutes or could constitute a breach or a default), under (a) the Certificate of Incorporation or the Bylaws of the Company, or (b) any material agreement, note, lease, mortgage, deed or other material instrument to which to our knowledge the Company is a party or by which the Company or any of its assets are bound, (ii) result in any violation of any statute, law, rule or regulation applicable to the Company, or (iii) to our knowledge, violate any order, writ, injunction or decree applicable to the Company or any of its subsidiaries.

5.               The issuance of the Purchase Shares and Commitment Shares pursuant to the terms and conditions of the Transaction Documents has been duly authorized and the Commitment Shares are validly issued, fully paid and non-assessable, to our knowledge, free of all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights. When issued and paid for in accordance with the Common Stock Purchase Agreement, the Purchase Shares shall be validly issued, fully paid and non-assessable, to our knowledge, free of all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights.  To our knowledge, the execution and delivery of the Registration Rights Agreement do not, and the performance by the Company of its obligations thereunder shall not, give rise to any rights of any other person for the registration under the 1933 Act of any shares of Common Stock or other securities of the Company which have not been waived.

6.               As of the date hereof, the authorized capital stock of the Company consists of 400 million shares of common stock, par value $0.01 per share.  Except as set forth on Schedule 3(c) of the Common Stock Purchase Agreement, to our knowledge, there are no outstanding shares of capital stock or other securities convertible into or exchangeable or exercisable for shares of the capital stock of the Company.

7.               Other than that which has been obtained and completed prior to the date hereof, and except as contemplated by the Common Stock Purchase Agreement and the Registration Rights Agreement, no authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, or stock exchange or market, or any court, or, to our knowledge, any third party is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents or for the Company to issue and sell the Commitment Shares and the Purchase Shares as contemplated by the Transaction Documents.

8.  The Common Stock is registered pursuant to Section 12(b) of the 1934 Act.  To our knowledge, since January 1, 2009, the Company has been in compliance with the reporting requirements of the 1934 Act applicable to it.  To our knowledge, since January 1, 2009, the Company has not received any written notice from the Principal Market stating that the Company has not been in compliance with any of the rules and regulations (including the requirements for continued listing) of the Principal Market, except as disclosed in its filings with the SEC.

We further advise you that to our knowledge, except as disclosed on Schedule 3(h) in the Common Stock Purchase Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, any governmental agency, any stock exchange or market, or self-regulatory organization, which has been threatened in writing or which is currently pending against the Company, any of its subsidiaries, any officers or directors of the Company or any of its subsidiaries or any of the properties of the Company or any of its subsidiaries.

In addition, we have participated in the preparation of the Registration Statement (SEC File #                ) covering the sale of the Purchase Shares, the Commitment Shares including the prospectus supplement dated                         , contained therein and in conferences with officers and other representatives of the Company (including the Company’s independent auditors) during which the contents of the Registration Statement and related matters were discussed and reviewed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of the information that was developed in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law, nothing came to our attention that caused us to believe that the Registration Statement (other than the financial statements and schedules and the other financial and statistical data included therein, as to which we express no belief), as of their dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7(e) of that certain Common Stock Purchase Agreement dated as of                   , (“Common Stock Purchase Agreement”), by and between BEACON POWER CORPORATION, a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC (the “Buyer”).  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned,                       ,                              of the Company, hereby certifies as follows:

1.                                       I am the                            of the Company and make the statements contained in this Certificate;

2.                                       The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Common Stock Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date);

3.                                       The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4.                                       The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this        day of                       .

Name:
Title:

The undersigned as Secretary of                 , a                  corporation, hereby certifies that                        is the duly elected, appointed, qualified and acting                  of                    and that the signature appearing above is his genuine signature.

Secretary

EXHIBIT C

FORM OF COMPANY RESOLUTIONS

FOR SIGNING PURCHASE AGREEMENT

UNANIMOUS WRITTEN CONSENT OF

BEACON POWER CORPORATION

Pursuant to Section              of the                   , the undersigned, being all of the directors of BEACON POWER CORPORATION, a Delaware corporation (the “Corporation”) do hereby consent to and adopt the following resolutions as the action of the Board of Directors for and on behalf of the Corporation and hereby direct that this Consent be filed with the minutes of the proceedings of the Board of Directors:

WHEREAS, there has been presented to the Board of Directors of the Corporation a draft of the Common Stock Purchase Agreement (the “Purchase Agreement”) by and between the Corporation and Aspire Capital Fund, LLC (“Aspire”), providing for the purchase by Aspire of up to Twenty Five Million Dollars ($25,000,000) of the Corporation’s common stock, par value $.01 (the “Common Stock”); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the issuance of                    shares of Common Stock to Aspire as a commitment fee (the “Commitment Shares”) and the sale of shares of Common Stock to Aspire up to the available amount under the Purchase Agreement (the “Purchase Shares”).

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and                                                                                  (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby including, without limitation, a registration rights agreement (the “Registration Rights Agreement”) providing for the registration of the shares of the Company’s Common Stock issuable in respect of the Purchase Agreement on behalf of the Corporation, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the Authorized Officers are hereby authorized to approve any amendments or supplements to the prospectus or prospectuses forming a part of the Company’s outstanding shelf registration statements in Form S-3, and to file or cause to be filed the same in order to cover the offer and sale of the Commitment Shares and the Purchase Shares under the Purchase Agreement; and that terms and provisions of the Registration Rights Agreement by and among the Corporation and Aspire are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Form of Transfer Agent Instructions (the “Instructions”) are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Execution of Purchase Agreement

FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Purchase Agreement providing for the purchase of common stock of the Corporation having an aggregate value of up to $20,000,000; and

Issuance of Common Stock

FURTHER RESOLVED, that the Corporation is hereby authorized to issue                  shares of Common Stock to Aspire Capital Fund, LLC as Commitment Shares and that upon issuance of the Commitment Shares pursuant to the Purchase Agreement, the Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue shares of Common Stock upon the purchase of Purchase Shares up to the available amount under the Purchase Agreement in accordance with the terms of the Purchase Agreement and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall initially reserve                      shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement.

Listing Of The Shares On The Nasdaq Capital Market

FURTHER RESOLVED, that the officers of the Corporation with the assistance of counsel be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Shares on the Nasdaq Capital Market.

Approval of Actions

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreements referred to herein and to perform its obligations under such agreements; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Board of Directors has executed and delivered this Consent effective as of                     , 2010.

being all of the directors of BEACON POWER CORPORATION.

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 7(k) of that certain Common Stock Purchase Agreement dated as of                     , (“Common Stock Purchase Agreement”), by and between BEACON POWER CORPORATION, a Delaware corporation (the “Company”) and ASPIRE CAPITAL FUND, LLC (the “Buyer”), pursuant to which the Company may sell to the Buyer up to Twenty Five Million Dollars ($25,000,000) of the Company’s Common Stock, par value $.01 per share (the “Common Stock”).  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned,                         , Secretary of the Company, hereby certifies as follows:

1.                                       I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2.                                       Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s bylaws (“Bylaws”) and Certificate of Incorporation (“Articles”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.

3.                                       Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on                           , at which a quorum was present and acting throughout.  Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Common Stock Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4.                                       As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this        day of                         .

Secretary

The undersigned as                        of                     , a                  corporation, hereby certifies that                          is the duly elected, appointed, qualified and acting Secretary of                   , and that the signature appearing above is his genuine signature.